Exhibit 99.1

For more information, contact:

Investor Relations	Media Contact
Stan Kovler	Amy Aylward
919/595-4196	603/952-5138
Investor_relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Reports Third Quarter Fiscal Year 2025 Financial Results

Marks Fourth Consecutive Quarter of Sequential Revenue Growth

Strong Funnel Provides Increased Visibility and Confidence In Outlook

Morrisville, NC, April 30, 2025 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its third quarter ended March 31, 2025 highlighting strong execution, continued market recovery in enterprise networking, and Extreme's fourth consecutive quarter of sequential revenue growth.

"Our continued growth reflects our elevated team performance as it pertains to generating opportunities and improving win rates, particularly among new logos we won from larger competitors. The simplicity of our cloud networking platform, differentiation of our enterprise campus fabric solution, and accelerated traction with new commercial models, such as selling through managed service providers, is creating a robust pipeline of opportunities and provides us with good visibility,” said Ed Meyercord, President and Chief Executive Officer.

“We continue building momentum for Extreme Platform ONE, the industry’s only solution to offer holistic AI for networking. The solution drives significant automation by leveraging AI agents that assist in tasks across the entire network lifecycle, from planning and deployment to management and remediation, significantly reducing the time to complete complex tasks from hours to minutes. Nearly 100 customers have pre-ordered Platform ONE, and we see encouraging bookings activity, which is a positive sign for future demand," concluded Meyercord.

Kevin Rhodes, Executive Vice President and Chief Financial Officer stated, "Our team’s strong execution drove continued sequential revenue growth in the third quarter. The resulting operating leverage led to another quarter of strong earnings and cash flow. We are seeing accelerated growth in our funnel as well as higher conversion rates, which give us confidence for the fourth quarter, driving year-over-year topline growth for the fiscal year. We expect earnings and cash flow growth based on our higher revenue outlook and prudent expense management."

Fiscal Third Quarter Results:

•
Revenue $285 million, up 34.8% year-over-year, and up 1.8% quarter-over-quarter
•
SaaS ARR $184 million, up 13.4% year-over-year, and up 1.5% quarter-over-quarter
•
GAAP diluted EPS $0.03, compared to GAAP diluted loss per share $0.50 last year and GAAP diluted EPS $0.06 last quarter
•
Non-GAAP diluted EPS $0.21, compared to Non-GAAP diluted loss per share $0.19 last year and Non-GAAP EPS $0.21 last quarter

•
GAAP gross margin 61.7% compared to 56.8% last year and 62.7% last quarter
•
Non-GAAP gross margin 62.3% compared to 57.6% last year and 63.4% last quarter
•
GAAP operating profit margin 3.6% compared to GAAP operating loss margin 29.6% last year and GAAP operating profit margin 4.5% last quarter
•
Non-GAAP operating profit margin 14.1 % compared to Non-GAAP operating loss margin 12.2% last year and Non-GAAP operating profit margin 14.7% last quarter
•
Shares repurchases amounted to $13 million during the quarter for a total of 853,247 shares

Liquidity:

•
Q3 ending cash balance was $185.5 million, an increase of $15.2 million from the end of Q2 2025 and an increase of $34.5 million from the end of Q3 in the prior year.
•
Q3 net cash was $3.0 million, an increase of $17.7 million from net debt of $14.7 million at the end of Q2 2025 and an increase of $44.5 million from net debt of $41.5 million at the end of Q3 in the prior year.
•
During Q3, we generated net cash flow from operations of $30.0 million and had free cash flow of $24.2 million.

Recent Key Highlights:

•
Extreme Platform ONE now available for MSPs: Extreme’s Managed Service Provider (MSP) program offers an AI-driven multi-tenant architecture, consumption-based billing, and poolable licensing which provides MSPs with more predictable costs, helping to better manage finances and reduce risk in IT investments. Extreme Platform ONE helps MSPs simultaneously manage multiple clients’ licenses, performance, and service interruptions within a single workspace, reducing the time and IT staff needed for operational excellence. Extreme currently has 48 MSP partners.
•
Extreme displaced a major competitor at The City of Everett, the seventh largest city in Washington state, which decided to upgrade its network and moved to a flexible, cost-effective Network-Infrastructure-as-a-Service (NIaaS) model. During the upgrade, the city can continue to manage aging third party devices with ExtremeCloud IQTM while automating and provisioning new devices with Extreme Fabric, making it fast and easy to upgrade with no downtime.
•
Ferrovienord, an Italian transport company overseeing 120 regional railway stations, chose ExtremeCloud and Extreme Fabric to streamline network management, ensure consistent performance and low latency, and create secure network segmentation across its sites.
•
The United Soccer League selected Extreme as its Official Wi-Fi Solutions and Analytics Supplier, enabling teams to support modern stadium experiences from retail POS systems to mobile ticketing and mobile concessions, gain actionable insights on fan behavior and network performance, and streamline operations.
•
Six Flags Magic Mountain and Fiesta Texas are deploying ExtremeCloud alongside a new 6GHz wireless network to enhance park operations and guest experiences. The upgrade network will create efficiencies within park infrastructures, reduce operating costs, and enable real-time visibility of network performance.

Fiscal Q3 2025 Financial Metrics:

(in millions, except percentages and per share information)

	GAAP Results
	Three Months Ended
	March 31, 2025	March 31, 2024	Change
Product	$178.1	$106.4	$71.7
Subscription and support	106.4	104.6	1.8
Total net revenue	$284.5	$211.0	$73.5
Gross margin	61.7%	56.8%	4.9%
Operating margin	3.6%	(29.6)%	33.2%
Net income (loss)	$3.5	$(64.4)	$67.9
Net income (loss) per diluted share	$0.03	$(0.50)	$0.53

	Non-GAAP Results
	Three Months Ended
	March 31, 2025	March 31, 2024	Change
Product	$178.1	$106.4	$71.7
Subscription and support	106.4	104.6	1.8
Total net revenue	$284.5	$211.0	$73.5
Gross margin	62.3%	57.6%	4.7%
Operating margin	14.1%	(12.2)%	26.3%
Net income (loss)	$28.0	$(24.8)	$52.8
Net income (loss) per diluted share	$0.21	$(0.19)	$0.40

Extreme uses the non-GAAP free cash flow metric as a measure of operating performance. Free cash flow represents GAAP net cash provided by (used in) operating activities, less capital expenditures for purchases of property and equipment and capitalized software development costs. Extreme considers free cash flow to be useful information for management and investors regarding the amount of cash generated by the business after the purchases of property and equipment and capitalized software development costs, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet. A limitation of the utility of this non-GAAP free cash flow metric as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period. The following table shows non-GAAP free cash flow calculation (in millions):

Free Cash Flow	Three Months Ended		Nine Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
Cash flow provided by operations	$30.0	$(69.9)	$70.1	$40.0
Less: Property and equipment capital expenditures	(5.8)	(3.7)	(18.1)	(13.6)
Total free cash flow	$24.2	$(73.6)	$52.0	$26.4

SaaS ARR: Extreme uses SaaS annual recurring revenue (“SaaS ARR”) to identify the annual recurring revenue of ExtremeCloud IQ and other subscription revenue, based on the annualized value of quarterly subscription revenue and term-based licenses. We believe that SaaS ARR is an important metric because it is driven by our ability to acquire new customers and to maintain and expand our relationships with existing customers. SaaS ARR should be viewed independently of revenue or deferred revenue that are accounted for under U.S. GAAP. SaaS ARR does not have a standardized meaning and therefore may not be comparable to similarly titled measures presented by other companies. SaaS ARR is not intended to be a replacement for forecasts of revenue.

Gross Debt: Gross debt is defined as long-term debt and the current portion of long-term debt as shown on the balance sheet plus unamortized debt issuance costs, if any.

Net Cash (Debt) is defined as cash and cash equivalents minus gross debt, as shown in the table below (in millions):

Cash and cash equivalents	Gross debt	Net cash (debt)
$185.5	$182.5	$3.0

Business Outlook:

Extreme’s business outlook is based on current expectations. The following statements are forward-looking, and actual results could differ materially based on various factors, including market conditions and the factors set forth under “Forward-Looking Statements” below.

For its fourth quarter of fiscal 2025, ending June 30, 2025, the Company is targeting:

(in millions, except percentages and per share information)	Low-End	High-End
FQ4'25 Guidance – GAAP
Total net revenue	$295.0	$305.0
Gross margin	61.1%	62.1%
Operating margin	2.5%	4.8%
Earnings per share	$0.02	$0.07
Shares outstanding used in calculating GAAP EPS	134.2	134.2
FQ4'25 Guidance – Non-GAAP
Total net revenue	$295.0	$305.0
Gross margin	61.8%	62.8%
Operating margin	13.3%	15.3%
Earnings per share	$0.21	$0.25
Diluted Shares outstanding used in calculating non-GAAP EPS	134.2	134.2

The following table shows the GAAP to non-GAAP reconciliation for Q4 FY'25 guidance:

	FQ4'25
	Gross Margin	Operating Margin	Earnings per Share
GAAP	61.1% - 62.1%	2.5% - 4.8%	$0.02 - $0.07
Estimated adjustments for:
Share-based compensation	0.5%	7.0% - 7.2%	0.16
Amortization of product intangibles	0.2%	0.2%	0.01
Amortization of non-product intangibles	—	0.2%	0.00
Litigation charges	—	1.3% - 1.4%	0.03
System transition cost	—	1.8%	0.04
Tax adjustment	—	—	(0.05) - (0.06)
Non-GAAP	61.8% - 62.8%	13.3% - 15.3%	$0.21 - $0.25

The total of percentage rate changes may not equal the total change in all cases due to rounding.

For the full year fiscal 2025, ending June 30, 2025, the Company is targeting (in millions):

	Low-End	High-End
FY'25 Guidance
Total net revenue	$1,128.0	$1,138.0

Conference Call:

Extreme will host a conference call at 8:00 a.m. Eastern (5:00 a.m. Pacific) today to review the third quarter results of fiscal 2025 as well as the business outlook for the fourth quarter of fiscal 2025 ending June 30, 2025, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the internet at http://investor.extremenetworks.com and a replay of the call will be available on the website for at least 7 days following the call. To access the call, please go to this link (Extreme Networks Q3'25 Earnings Registration) and you will be provided with dial in details. If you would like to participate in the Q&A, please register here: Q&A Registration Link. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

About Extreme:

Extreme Networks, Inc. (EXTR) is a leader in AI-driven cloud networking, focused on delivering simple and secure solutions that help businesses address challenges and enable connections among devices, applications, and users. We push the boundaries of technology, leveraging the powers of artificial intelligence, analytics, and automation. Tens of thousands of customers globally trust our AI-driven cloud networking solutions and industry-leading support to enable businesses to drive value, foster innovation, and overcome extreme challenges. For more information, visit Extreme's website at https://www.extremenetworks.com/ or LinkedIn, YouTube, Twitter, Facebook or Instagram

Extreme Networks, ExtremeCloud, Extreme Platform ONE, and the Extreme Networks logo, are trademarks of Extreme Networks, Inc. or its subsidiaries in the United States and/or other countries. Other trademarks shown herein are the property of their respective owners.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, net cash (debt) and free cash flow. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, amortization of intangibles, restructuring and related charges, system transition costs, litigation charges, debt refinancing charges and the tax effect of non-GAAP adjustments. The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company’s GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward-Looking Statements:

Statements in this press release, including statements regarding those concerning the Company’s business outlook and future operating metrics, financial and operating results, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. There are several important factors that could cause actual results and other future events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, risks related to global macroeconomic and business trends; the Company’s failure to achieve targeted financial metrics; a highly competitive business environment for network switching equipment and cloud management of network devices; the Company’s effectiveness in controlling expenses; the possibility that the Company might experience delays in the development or introduction of new technology and products; customer response to the Company’s new technology and products; risks related to pending or future litigation; political and geopolitical factors, including but not limited to the potential of tariffs imposed by the U.S. government and changes to U.S. tax regulations; and a dependency on third parties for certain components and for the manufacturing of the Company’s products.

For more information about factors that could cause actual results and other future events to differ materially from those suggested or indicated by such forward-looking statements, see “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2024, Quarterly Report on 10-Q for the quarters ended September 30, 2024 and December 31, 2024 and other documents of the Company on file with the Securities and Exchange Commission (available at www.sec.gov). As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the Company’s financial condition and results of operations could be materially adversely affected. Except as required under the U.S. federal securities laws and the rules and regulations of the Securities and Exchange Commission, Extreme disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

###

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	March 31, 2025	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$185,480	$156,699
Accounts receivable, net	99,546	89,518
Inventories	115,738	141,032
Prepaid expenses and other current assets	75,834	79,677
Total current assets	476,598	466,926
Property and equipment, net	39,521	43,744
Operating lease right-of-use assets, net	39,796	44,145
Goodwill	394,382	393,709
Intangible assets, net	7,312	10,613
Other assets	115,468	83,457
Total assets	$1,073,077	$1,042,594
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,110	$51,423
Accrued compensation and benefits	44,575	42,064
Accrued warranty	9,473	10,942
Current portion of deferred revenue	311,841	306,114
Current portion of long-term debt, net of unamortized debt issuance costs of $741 and $674, respectively	13,009	9,326
Current portion, operating lease liabilities	11,165	10,547
Other accrued liabilities	74,789	87,172
Total current liabilities	511,962	517,588
Deferred revenue, less current portion	276,874	268,909
Long-term debt, less current portion, net of unamortized debt issuance costs of $1,456 and $1,735, respectively	167,294	178,265
Operating lease liabilities, less current portion	35,847	41,466
Deferred income taxes	6,883	7,978
Other long-term liabilities	2,512	3,106
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, issuable in series, 2,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 750,000 shares authorized; 152,154 and 148,503 shares issued, respectively; 133,082 and 130,284 shares outstanding, respectively	152	149
Additional paid-in-capital	1,280,042	1,220,379
Accumulated other comprehensive loss	(16,062)	(15,483)
Accumulated deficit	(941,626)	(941,962)
Treasury stock at cost, 19,072 and 18,219 shares, respectively	(250,801)	(237,801)
Total stockholders’ equity	71,705	25,282
Total liabilities and stockholders’ equity	$1,073,077	$1,042,594

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
Net revenues:
Product	$178,060	$106,442	$512,605	$546,536
Subscription and support	106,445	104,594	320,459	314,014
Total net revenues	284,505	211,036	833,064	860,550
Cost of revenues:
Product	76,059	60,837	218,065	250,866
Subscription and support	33,037	30,298	94,960	93,477
Total cost of revenues	109,096	91,135	313,025	344,343
Gross profit:
Product	102,001	45,605	294,540	295,670
Subscription and support	73,408	74,296	225,499	220,537
Total gross profit	175,409	119,901	520,039	516,207
Operating expenses:
Research and development	55,656	54,517	164,990	165,366
Sales and marketing	79,773	87,708	241,123	264,782
General and administrative	29,537	25,213	92,202	74,470
Restructuring and related (benefit) charges	(441)	14,421	1,871	26,312
Amortization of intangible assets	507	511	1,528	1,531
Total operating expenses	165,032	182,370	501,714	532,461
Operating income (loss)	10,377	(62,469)	18,325	(16,254)
Interest income	972	1,239	2,657	3,895
Interest expense	(3,797)	(4,179)	(12,398)	(12,766)
Other income (expense), net	(385)	361	(445)	373
Income (loss) before income taxes	7,167	(65,048)	8,139	(24,752)
Provision for (benefit from) income taxes	3,709	(623)	7,803	7,009
Net income (loss)	$3,458	$(64,425)	$336	$(31,761)

Basic and diluted income (loss) per share:
Net income (loss) per share – basic	$0.03	$(0.50)	$0.00	$(0.25)
Net income (loss) per share – diluted	$0.03	$(0.50)	$0.00	$(0.25)

Shares used in per share calculation – basic	132,979	129,299	132,173	129,021
Shares used in per share calculation – diluted	134,590	129,299	133,770	129,021

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	March 31, 2025	March 31, 2024
Cash flows from operating activities:
Net income (loss)	$336	$(31,761)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	11,261	13,821
Amortization of intangible assets	3,356	4,192
Reduction in carrying amount of right-of-use asset	7,386	8,834
Provision for credit losses	85	1,770
Share-based compensation	61,573	58,709
Deferred income taxes	(879)	(153)
Provision for excess and obsolete inventory(1)	1,616	24,543
Non-cash interest expense	902	795
Other	703	(3,225)
Changes in operating assets and liabilities:
Accounts receivable, net	(10,113)	85,837
Inventories(1)	14,445	(122,132)
Prepaid expenses and other assets	(20,331)	(13,855)
Accounts payable	(3,982)	(17,340)
Accrued compensation and benefits	1,302	(27,252)
Operating lease liabilities	(8,060)	(8,780)
Deferred revenue	17,746	59,301
Other current and long-term liabilities	(7,254)	6,693
Net cash provided by operating activities	70,092	39,997
Cash flows from investing activities:
Capital expenditures	(18,067)	(13,632)
Net cash used in investing activities	(18,067)	(13,632)
Cash flows from financing activities:
Net payments on revolving facility	—	(25,000)
Payments on debt obligations	(7,500)	(7,500)
Payments on debt financing costs	(695)	—
Repurchase of common stock	(13,000)	(49,855)
Payments for tax withholdings, net of proceeds from issuance of common stock	(1,907)	(27,564)
Net cash used in financing activities	(23,102)	(109,919)
Foreign currency effect on cash and cash equivalents	(142)	(265)
Net increase (decrease) in cash and cash equivalents	28,781	(83,819)

Cash and cash equivalents at beginning of period	156,699	234,826
Cash and cash equivalents at end of period	$185,480	$151,007

(1) The prior period amounts have been reclassified to conform to the current period presentation

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Extreme uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, net cash (debt) and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Extreme’s results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance stockholder value. In addition, because Extreme has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, amortization of intangibles, restructuring and related charges, system transition costs, litigation charges, debt refinancing charges and the tax effect of non-GAAP adjustments. Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. Consists of associated expenses for stock options, restricted stock awards and the Company’s Employee Stock Purchase Plan. Extreme excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to its operating results. Extreme expects to incur share-based compensation expenses in future periods.

Amortization of intangibles. Amortization of intangibles includes the monthly amortization expense of intangible assets such as developed technology, customer relationships, trademarks and order backlog. The amortization of the developed technology and order backlog are recorded in cost of goods sold, while the amortization for the other intangibles is recorded in operating expenses. Extreme excludes these expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Restructuring and related charges. Restructuring and related charges consist of severance costs for employees, asset disposal costs and other charges related to excess facilities that do not provide economic benefit to our future operations. Extreme excludes restructuring expenses since they result from events that occur outside of the ordinary course of continuing operations.

System transition costs. System transition costs consist of costs related to direct and incremental costs incurred in connection with our multi-phase transition of our customer relationship management solution and our configure, price, quote solution. Extreme excludes these costs because we believe that these costs do not reflect future operating expenses and will be inconsistent in amount and frequency, making it difficult to contribute to a meaningful evaluation of our operating performance.

Litigation charges. Litigation charges consist of estimated settlement and related legal expenses for a non-recurring pending litigation offset by any proceeds received or expected to be received from insurance.

Debt refinancing charges. Debt refinancing charges consist of costs that were not capitalizable and are included in other income (expense), that occurred in conjunction with the amendment related to our outstanding credit facility.

Tax effect of non-GAAP adjustments. We calculate our non-GAAP provision for income taxes in accordance with the SEC guidance on non-GAAP Financial Measures Compliance and Disclosure Interpretation. We have assumed our U.S. federal and state net operating losses would have been fully consumed by the historical non-GAAP financial adjustments, eliminating the need for a full valuation allowance against our U.S. deferred tax assets which, consequently, enables our use of research and development tax credits. The non-GAAP tax provision consists of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using our blended U.S. statutory tax rate of 24.6%.

The non-GAAP provision for income taxes has typically been and is currently higher than the GAAP provision given the Company has a valuation allowance against its US and a portion of its Irish deferred tax assets due to historical losses. Once these valuation allowances are released, the non-GAAP and the GAAP provision for income taxes will be more closely aligned.

Over the next year, our cash taxes will be driven by US federal and state taxes and the tax expense of our foreign subsidiaries, which amounts have not historically been significant, with the exception of the Company’s Canadian, German and Indian subsidiaries which perform research and development and sales and marketing activities for the Company, as well as the Company’s Irish trading subsidiaries.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share amounts)

(Unaudited)

Revenues	Three Months Ended		Nine Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
Revenues – GAAP	$284,505	$211,036	$833,064	$860,550

Non-GAAP Gross Margin	Three Months Ended		Nine Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
Gross profit – GAAP	$175,409	$119,901	$520,039	$516,207
Gross margin – GAAP percentage	61.7%	56.8%	62.4%	60.0%
Adjustments:
Share-based compensation expense, Product	663	405	1,961	1,352
Share-based compensation expense, Subscription and support	706	679	2,193	2,294
Amortization of intangibles, Product	580	599	1,775	2,336
Amortization of intangibles, Subscription and support	—	—	—	272
Total adjustments to GAAP gross profit	$1,949	$1,683	$5,929	$6,254
Gross profit – non-GAAP	$177,358	$121,584	$525,968	$522,461
Gross margin – non-GAAP percentage	62.3%	57.6%	63.1%	60.7%

Non-GAAP Operating Margin	Three Months Ended		Nine Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
GAAP operating income (loss)	$10,377	$(62,469)	$18,325	$(16,254)
GAAP operating margin	3.6%	(29.6)%	2.2%	(1.9)%
Adjustments:
Share-based compensation expense, cost of revenues	1,369	1,084	4,154	3,646
Share-based compensation expense, R&D	4,178	4,226	12,858	13,038
Share-based compensation expense, S&M	6,963	5,683	21,441	20,206
Share-based compensation expense, G&A	7,844	6,840	23,120	21,819
Restructuring and related (benefit) charges	(441)	14,421	1,871	26,312
Litigation charges	1,123	2,605	12,716	5,418
System transition costs	7,548	847	16,919	2,446
Amortization of intangibles	1,087	1,110	3,303	4,139
Total adjustments to GAAP operating income (loss)	$29,671	$36,816	$96,382	$97,024
Non-GAAP operating income (loss)	$40,048	$(25,653)	$114,707	$80,770
Non-GAAP operating margin	14.1%	(12.2)%	13.8%	9.4%

Non-GAAP Net Income (Loss)	Three Months Ended		Nine Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
GAAP net income (loss)	$3,458	$(64,425)	$336	$(31,761)
Adjustments:
Share-based compensation expense	20,354	17,833	61,573	58,709
Restructuring and related (benefit) charges	(441)	14,421	1,871	26,312
Litigation charges	1,123	2,605	12,716	5,418
System transition costs	7,548	847	16,919	2,446
Amortization of intangibles	1,087	1,110	3,303	4,139
Debt refinancing charges, Other income (expense)	—	—	79	—
Tax effect of non-GAAP adjustments	(5,171)	2,812	(17,866)	(12,045)
Total adjustments to GAAP net income (loss)	$24,500	$39,628	$78,595	$84,979
Non-GAAP net income (loss)	$27,958	$(24,797)	$78,931	$53,218

Earnings (Loss) per share
GAAP net income (loss) per share – diluted	$0.03	$(0.50)	$0.00	$(0.25)
Non-GAAP net income (loss) per share – diluted	$0.21	$(0.19)	$0.59	$0.40

Shares used in net income (loss) per share – diluted:
GAAP Shares used in per share calculation – basic	132,979	129,299	132,173	129,021
Potentially dilutive equity awards	1,611	0	1,597	3,209
GAAP and Non-GAAP shares used in per share calculation – diluted	134,590	129,299	133,770	132,230